EXHIBIT 3(i).3

                           Mail to: Secretary of State
                               Corporation Section
                            1560 Broadway, Suite 200
                                Denver, Co 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is TRANCOM INDUSTRIES INC.

     SECOND:  The  following  amendment  to the  Articles of  Incorporation  was
     adopted  on  June  18,  1999,  as  prescribed  by  the  Colorado   Business
     Corporation Act, in the manner marked with an X below:

______ No shares have been issued or Directors Elected - Action by Incorporators

______ No share have been issued but Directors Elected - Action by Directors

___X__ Such amendment was adopted by the board of directors where shares have been issued.


_______ Such Amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                            Article IV. Capital Stock

                  The Corporation shall have the authority to issue 57,500,000 shares of voting common stock with no par value per share.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
______________________ (not to exceed ninety (90) days from the date of filing).


                                     /s/ Michael Brozek
                                     ---------------------------
                                     Michael Brozek, President